Exhibit 99.2

November 30, 2005

Baystar Capital II, LP
80 E. Sir Francis Drake Boulevard
Suite 2B
Larkspur, CA 94939
Attention: Larry Goldfarb

SDS Capital Group SPC, LTD.
53 Forest Ave., 2nd Floor
Old Greenwich, CT 06870
Attention: Steve Derby

Dear Sirs:

Reference is made to (1) that certain promissory note (the “Note”) dated January 10, 2005 signed by Baystar Capital II, LP (“Baystar”) as “Purchaser” in favor of Inovio Biomedical Corporation (the “Company” f/k/a Genetronics Biomedical Corporation) as “Holder” in the principal amount of $2,400,000; and (2) that certain note assumption agreement (“Assumption”) dated November 30, 2005 by and among the Company, Baystar and SDS Capital Group SPC, LTD. (“SDS”), pursuant to which SDS has agreed to assume Baystar’s obligations under the Note to the extent of the principal amount of $1,590,000 (including accrued interest thereon) with the same force and effect as if SDS had been specifically named therein as an original payor. Capitalized terms used herein shall have the same meanings as used in the Note and/or the Assumption.

This will confirm that upon the undersigned’s receipt on or before November 30, 2005 of your signed acknowledgement and agreement to the terms of this letter in the space indicated below, the Due Date of the Note shall be extended to December 15, 2005. All other terms and conditions of the Note and the Assumption shall be and remain in full force and effect.

Kindly so indicate your acknowledgement and agreement by dating and returning the enclosed copy of this letter in the space provided below.

Sincerely,

INOVIO BIOMEDICAL CORPORATION
(formerly known as Genetronics Biomedical Corporation)

By: /s/ Avtar Dhillon Name: Title:	Avtar Dhillon Chief Executive Officer

Acknowledged and Agreed on November 30, 2005

Baystar Capital II, LP

By: /s/ Larry Goldfarb Name: Title:	Larry Goldfarb Managing Partner

SDS Capital Group SPC, LTD.

By: /s/ Steve Derby Name: Title:	Steve Derby Managing Partner